SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 26, 2005

                            Enterasys Networks, Inc.

               (Exact Name of Registrant as Specified in Charter)



          Delaware                       1-10228                 04-2797263
(State of Other Jurisdiction         (Commission File          (IRS Employer
       Incorporation)                     Number)            Identification No.)


                                50 Minuteman Road
                                Andover, MA 01810

               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (978) 684-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

Enterasys Networks, Inc. (the "Company") today announced in a press release (the "Press Release") that the Internal Revenue Service has completed its field audit of the Company's federal tax returns for fiscal years 1999 through 2002. As stated in the Press Release, the findings of this audit have been accepted by the Company and indicate that the Company is due a tax refund of $47.5 million. The Press Release also noted that the refund is subject to review and approval by the Joint Committee Reviewer of the Internal Revenue Service and the U.S. Congress' Joint Committee on Taxation and that the Company expects the review and approval process to take several months. No assurance can be given as to the timing or result of the review and approval process. A copy of the Press Release is being furnished as Exhibit 99.1 to this Report.

The information being furnished under this Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS:

This exhibit is furnished hereunder and should not be deemed to be "filed" under the Securities Exchange Act of 1934.

99.1 Press Release, dated May 26, 2005.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ENTERASYS NETWORKS, INC.


Date:  May 26, 2005                                 By: /s/ Richard S. Haak, Jr.
                                                        ------------------------
                                                        Richard S. Haak, Jr.
                                                        Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit 99.1 Press Release, dated May 26, 2005.